UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    April 17, 2007

ARKADOS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27587	22-3586087
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 Old New Brunswick Road
Piscataway, NJ  08854
(Address of Principal Executive Offices)

(732) 465-9300
(Registrant's telephone number, including area code)

N/A
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

❒      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))I

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On April 18, 2007, Kirk Warshaw resigned as Chief Financial Officer and Treasurer of Arkados Group, Inc. (the “Registrant”) to pursue other interests. Mr. Warsaw’s resignation was accepted by the Board of Directors on April 18, 2007, 2007. Mr. Warshaw served as Chief Financial Officer on a part time basis since May 2004.

(c) On April 18, 2007, in connection with an anticipated restructuring, the Registrant’s Board of Directors elected Barbara Kane-Burke, 53, to succeed Mr. Warshaw as Chief Financial Officer and Treasurer, effective immediately. Ms. Kane-Burke served as Arkados’ VP of Finance and Controller since January 2007. Before joining Arkados on a full time basis in January 2007, she served as the Corporate Controller for Pharmos Corp, a NASDAQ traded biopharmaceutical company from August 2004 to January 2007 where she was instrumental in helping Pharmos to achieve compliance with the provisions of Sarbanes-Oxley requiring reporting on internal controls.  She served as Chief Financial Officer and Treasurer of Whitewing Environmental Corp. from January 2004 to January 2005.  Between 1978 and 2001. Ms. Kane-Burke was with Hoechst Celanese/Clariant; her last position there was as Controller for a business unit supplying raw materials to the semiconductor industry. Ms. Kane-Burke earned an MBA in Accounting and Taxation from Fairleigh Dickinson University and a B.A. in Education from East Stroudsburg University.

The Registrant entered into an employment agreement with Ms. Kane-Burke as of December 27, 2007 which sets forth her compensation in her capacity as VP Finance and Controller, as well as Chief Financial Officer.  The initial term of the agreement is approximately one year ending December 31, 2007 and the term renews for successive one year terms unless the Registrant or Ms. Kane-Burke give a notice of non-renewal at least 60 days prior to the expiration of the term.  Under the agreement, she receives a base annual salary of $135,000 per year and was granted 100,000 seven year options to purchase shares of the Registrant’s common stock for $0.40 per share under the Registrant’s 2004 Stock Option and Restricted Stock Plan, as amended (the “Plan”).  These options vest one third each of the first three anniversaries of the date of grant.  In recognition of her assumption of additional responsibilities as Chief Financial Officer, the Registrant’s Board of Directors granted an additional 200,000 seven year options to purchase shares of common stock at $0.40 per share under the Plan which also vests in thirds on the first three anniversaries of the date of grant.  A copy of Ms. Kane-Burke’s employment agreement is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

There are no arrangements or understandings between Ms. Kane-Burke and any other person pursuant to which Ms. Kane-Burke was appointed Chief Financial Officer and Treasurer nor is there a family relationship between any director or executive officer and Ms. Kane-Burke. Ms. Kane-Burke has not entered into any related party transactions with the Registrant that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number

99.1	Employment Agreement dated as of December 27, 2007 between Arkados Group, Inc. and Barbara Kane-Burke.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.

ARKADOS GROUP, INC.

Dated: April 24, 2007	By:	/s/ Oleg Logvinov
Oleg Logvinov, Chief Executive Officer